Q1 Fiscal Year 2020 JulySept 30, Investor Presentation 20192017 Financial Results Conference Call Mark D. Morelli President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer

Safe Harbor Statement These slides, and the accompanying oral discussion, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s operational excellence initiatives to drive profitability, the success of the Company’s efforts to ramp its growth engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward- looking information contained in this presentation. Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The non-GAAP (“adjusted”) measures are notated and we have provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation. Adoption of ASU No. 2017-07 and impact to historical information In accordance with the ASU, historical cost of good sold and RSG&A have been adjusted for the adoption and implementation on a retrospective basis of ASU No. 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. All relevant financial data impacted by the changes has been adjusted. © 2019 Columbus McKinnon Corporation 2

Margin Expansion & Strong Earnings Blueprint for Growth strategy driving earnings power Net income up 141%; adjusted EPS up nearly 10% Margin expansion: record adjusted EBITDA margin of 16.7% • Up 100 bps from previous record set in Q1 FY19 ROIC expanded to 11.5% Record gross margin of 35.5% • $0.5 million in savings from consolidation of Ohio operations • Pricing accretive to gross margin: more than offsets inflation and tariffs • Both GAAP & adjusted gross margin up 10 bps from prior year quarter Demonstrated outstanding operating leverage on ~2% organic growth in sales Blueprint for Growth strategy driving EBITDA margins and ROIC © 2019 Columbus McKinnon Corporation 3

Blueprint Phase II Delivering Results Simplify the Business 80/20 Process driving results • Contributed $3.4 million to operating income in quarter Streamlined organization delivered $1 million of RSG&A savings Divestitures accretive 30 bps to operating margin Operational Excellence Better cost discipline improves cost structure • Reduced RSG&A 150 bps to 21.2% of sales Reducing overhead costs • $0.5 million of savings in the quarter from Ohio consolidation, on track for $2 million in FY20 Ramp the Growth Engine Encouraging engagement with key accounts Expanding addressable markets through product enhancement and innovation Strong performance with Phase II of self–help strategy © 2019 Columbus McKinnon Corporation 4

Net Sales ($ in millions) Q1 sales up 1.8% (adjusted for divestitures and FX) U.S. sales up 2.5%, adjusted for divestitures Quarter Sales Bridge $225.0 $217.1 $217.4 $216.7 Quarter $11.1 $212.7 $9.2 $9.0 $4.9 Q1 FY19 Sales $ 225.0 Divestitures (11.1) Q1 FY19 Sales adjusted for divestitures $ 213.9 Volume 0.1 0.1% Pricing 3.8 1.8% Foreign currency translation (5.1) (2.4)% $213.9 $207.9 $208.4 $211.8 $212.7 Total change adjusted Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 for divestitures $ (1.2) (0.5)% Sales Divestitures Q1 FY20 Sales $ 212.7 Despite market headwinds, organic growth ~2% © 2019 Columbus McKinnon Corporation 5

Gross Profit & Gross Margin ($ in millions) Quarter Gross Profit Bridge Quarter Q1 FY2019 Gross Profit $ 79.6 Pricing, net of material cost inflation 2.5 $79.6 Insurance Settlement 0.3 $75.9 $76.0 $75.6 $73.4 Prior year STAHL integration costs 0.3 Productivity, net of other cost changes 0.2 Ohio plant closure (0.5) Tariffs (0.6) Foreign currency translation (1.6) Divestitures (1.8) 35.4% 35.0% 33.8% 35.1% 35.5% Sales volume and mix (2.8) Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 Total Change $ (4.0) Q1 FY2020 Gross Profit $ 75.6 Strategy drives record gross margin © 2019 Columbus McKinnon Corporation 6

RSG&A ($ in millions) RSG&A at 21.2% of sales, 150 bps improvement Reorganization and cost discipline reduces RSG&A by ~$2 million $51.1 $49.0 $47.3 $47.5 $45.1 $3.7 $3.4 $3.1 $3.3 $2.8 Divestitures, prior year pro-forma items and FX reduce RSG&A by $21.8 $19.7 $20.4 $21.7 $19.6 $3.8 million $25.6 $24.5 $23.9 $24.0 $22.8 FY20 Q2 RSG&A estimate of Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 approximately $46 million Selling G&A R & D Self-funding strategy and managing expenses RSG&A guidance provided July 30, 2019 © 2019 Columbus McKinnon Corporation 7

Operating Income & Adjusted OI Margin ($ in millions) Q1 FY20 operating income increased $13.5 million, or 100% Divestitures reduced operating income $28.1 $0.7 million $26.5 $25.5 $24.9 $22.9 $27.0 Adjusted operating income grew 6.0%, or $24.8 $24.5 8.7% normalized for divestitures $13.5 Adjusted operating margin of 13.2% $6.6 expanded 140 bps Margins increasing with 80/20 Process 11.8% 11.7% 10.5% 11.5% 13.2% and cost discipline Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 Divestitures accretive 30 bps to operating Income from Operations Non-GAAP Adjustments margin Execution of strategy is driving increased earnings power © 2019 Columbus McKinnon Corporation 8

Quarterly Earnings Per Share GAAP Diluted EPS Net income: $0.83 $0.78 $18.6 million, 141% increase Y/Y $0.67 $0.33 $0.78 per diluted share, up 136% Y/Y ($0.03) Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 Adjusted net income: Adjusted EPS $19.3 million, 10% increase Y/Y $0.81 per diluted share, up 9% Y/Y $0.81 $0.74 $0.70 $0.69 $0.61 Expected tax rate: 22% to 23% Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 Q1 FY20 Strong EPS growth driven by operating margin expansion Tax rate guidance provided July 30, 2019 © 2019 Columbus McKinnon Corporation 9

Adjusted EBITDA & ROIC Adjusted EBITDA Margin Achieved record adjusted EBITDA margin 16.7% 16.7% in Q1 FY20, expanded 100 bps Y/Y 13.7% 15.1% FY18 FY19 Q1 FY20 Adjusted ROIC net of cash increased Return on Invested Capital (ROIC)(1) 11.5% in Q1 FY20, expanded 210 bps Y/Y 11.2% 11.5% 8.7% FY18 FY19 Q1 FY20 TTM GOAL: Adjusted EBITDA Margin of 19% and Adjusted ROIC in mid-teens (1) ROIC is defined as adjusted income from operations, net of taxes, for the trailing 12 months divided by the average of debt plus equity less cash (average capital) for the trailing 13 months. A 22% tax rate was used for fiscal years 2018, 2019 & 2020. © 2019 Columbus McKinnon Corporation 10

Cash Flow ($ in millions) Three Months Ended Note: Components may not add to totals due to rounding June 30, 2019 2018 Net cash provided by operating activities $(2.2) $8.1 Capital expenditures (CapEx) (1.9) (2.3) Operating free cash flow $(4.0) $5.8 Used $4.0 million in operating free cash flow (FCF) in Q1 Paid $12 million for FY19 annual incentive plan (Timing) Accelerated $7 million U.S. pension contribution to Q1 (Timing) FY20 expected CapEx: approximately $20 million Timing of cash incentives and pension contribution impacted free cash flow Capital expenditure guidance provided July 30, 2019 © 2019 Columbus McKinnon Corporation 11

Strong Balance Sheet ($ in millions) Paid down $10 million of debt in CAPITALIZATION Q1 FY20 June 30, March 31, 2019 2019 Net debt to net total capital below 35% Cash and cash equivalents $ 55.7 $ 71.1 Net Debt / Adjusted TTM EBITDA Total debt 290.8 300.3 • 1.77x and better than target of 2.0x Total net debt 235.1 229.2 Paid down $125 million of debt in Shareholders’ equity 452.3 431.2 FY18 and FY19 Total capitalization $ 743.1 $ 731.5 Debt/total capitalization 39.1% 41.1% Net debt/net total 34.2% 34.7% capitalization Plan to pay down $65 million of debt in FY2020 © 2019 Columbus McKinnon Corporation 12

Outlook Q2 FY20 Outlook: Soft patch in short cycle industrial markets, but confident in our strategy Expect Q2 FY20 sales to be unchanged to slightly improved from Q2 FY19, which was approximately $206 million, adjusted for divestitures and FX at current rates • Headwind from FX expected to be approximately 1% • $9.2 million of sales in Q2 FY19 from divestitures FY20 Outlook: Continuing to focus on Phase II of our strategy in FY20 80/20 Process: Incremental ~$10 million operating income in FY20 Expect to deliver solid earnings growth © 2019 Columbus McKinnon Corporation 13

Supplemental Information © 2019 Columbus McKinnon Corporation 14

Businesses Sold Q1 Q2 Q3 Q4 ($ in thousands) FY19 FY19 FY19 FY19 FY19 Sales 11,104 9,233 8,983 4,875 34,195 Income from operations 665 1,461 1,007 532 3,665 1. The Tire Shredder business was divested December 28, 2018. 2. Crane Equipment & Service, Inc. was divested February 28, 2019. 3. Stahlhammer Bommern GmbH was divested February 28, 2019. © 2019 Columbus McKinnon Corporation 15

Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter				
	Q1 FY19	Q2 FY19	Q3 FY19	Q4 FY19	Q1 FY20
Income from operations	$ 13,503	$ 24,825	$ 6,646	$ 24,468	$ 27,043
Add back (deduct):					
China plant closure	—	—	—	—	521
Ohio plant closure	—	—	200	1,273	506
Net (gain) loss on sales of businesses	11,100	—	15,550	(978)	169
Insurance recovery legal costs	—	659	491	132	139
Insurance settlement	—	—	—	—	(290)
Acquisition deal, integration, and severance costs	1,906	—	—	—	—
Non-GAAP adjusted income from operations	$ 26,509	$ 25,484	$ 22,887	$ 24,895	$ 28,088
Sales	224,992	217,142	217,415	216,733	212,712
Adjusted operating margin	11.8%	11.7%	10.5%	11.5%	13.2%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company's income from operations to that of other companies..

© 2019 Columbus McKinnon Corporation

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Adjusted Net Income Reconciliation

($ in thousands, except per share data)	Quarter				
	Q1 FY19	Q2 FY19	Q3 FY19	Q4 FY19	Q1 FY20
Net income (loss)	$ 7,706	$ 15,912	$ (782)	$ 19,741	$ 18,579
Add back (deduct):					
China plant closure	—	—	—	—	521
Ohio plant closure	—	—	200	1,273	506
Net (gain) loss on sales of businesses	11,100	—	15,550	(978)	169
Insurance recovery legal costs	—	659	491	132	139
Insurance settlement	—	—	—	—	(290)
Acquisition deal, integration, and severance costs	1,906	—	—	—	—
Normalize tax rate (1)	(3,173)	(76)	(974)	(3,766)	(291)
Non-GAAP adjusted net income	$ 17,539	$ 16,495	$ 14,485	$ 16,402	$ 19,333
Average diluted shares outstanding	23,610	23,721	23,681	23,714	23,777
Diluted income per share – GAAP	$0.33	$0.67	$(0.03)	$0.83	$0.78
Diluted income per share - Non-GAAP	$0.74	$0.70	$0.61	$0.69	$0.81

(1) Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income and diluted EPS to that of other companies.

© 2019 Columbus McKinnon Corporation

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Adjusted EBITDA Reconciliation

($ in thousands)	Quarter				
	Q1 FY19	Q2 FY19	Q3 FY19	Q4 FY19	Q1 FY20
Net income (loss)	$ 7,706	$ 15,912	$ (782)	$ 19,741	$ 18,579
Add back (deduct):					
Income tax expense	1,774	4,576	3,111	860	5,162
Interest and debt expense	4,607	4,248	4,330	3,959	3,852
Investment (income) loss	(268)	(111)	82	(430)	(302)
Foreign currency exchange (gain) loss	(276)	507	(25)	637	(410)
Other (income) expense, net	(40)	(307)	(70)	(299)	162
Depreciation and amortization expense	8,832	8,030	7,901	7,912	7,403
China plant closure	—	—	—	—	521
Ohio plant closure	—	—	200	1,273	506
Net (gain) loss on sales of businesses	11,100	—	15,550	(978)	169
Insurance recovery legal costs	—	659	491	132	139
Insurance settlement	—	—	—	—	(290)
Acquisition deal, integration, and severance costs	1,906	—	—	—	—
Non-GAAP adjusted EBITDA	$ 35,341	$ 33,514	$ 30,788	$ 32,807	$ 35,491
Sales	$ 224,992	$ 217,142	$ 217,415	$ 216,733	$ 212,712
Adjusted EBITDA margin	15.7%	15.4%	14.2%	15.1%	16.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company's net income and diluted EPS to that of other companies.

© 2019 Columbus McKinnon Corporation

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Industrial Capacity Utilization U.S. Capacity Utilization Eurozone Capacity Utilization Source: The Federal Reserve Board Source: European Commission 82% 85% 75.9% (Manufacturing) & 81% 77.9% (Total) 84% 80% June 2019(1) 79% 83% 82.8% 78% June 2019 82% 77% 76% 81% 75% 80% 74% 73% 79% Manufacturing Total (1) June 2019 numbers are preliminary © 2019 Columbus McKinnon Corporation 19

Conference Call Playback Info Replay Number: 412-317-6671 passcode: 13692055 Telephone replay available through August 6, 2019 Webcast / PowerPoint / Replay available at www.cmworks.com/investors Transcript, when available, at www.cmworks.com/investors © 2019 Columbus McKinnon Corporation 20